                                                                 Exhibit 10.1

================================================================================











                                   $20,000,000


                                CREDIT AGREEMENT


                          dated as of December 16, 1997


                                     between


                        CENTRAL RESERVE LIFE CORPORATION

                                   as Borrower


                                       and


                       STRATEGIC ACQUISITION PARTNERS, LLC

                                    as Lender







================================================================================

THE FOLLOWING TABLE OF CONTENTS HAS BEEN INSERTED FOR CONVENIENCE ONLY AND DOES NOT CONSTITUTE A PART OF THIS AGREEMENT.

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
SECTION I DEFINITIONS AND ACCOUNTING TERMS.......................................................................  1
         1.1  Certain Defined Terms..............................................................................  1
         1.2  Other Definitional Provisions......................................................................  6
         1.3  Accounting and Financial Determinations............................................................  6

SECTION II  THE COMMITMENT.......................................................................................  7
         2.1  Commitment.........................................................................................  7
         2.2  Borrowing Procedures...............................................................................  7
         2.3  Repayment of Loan..................................................................................  7

SECTION III  NOTE EVIDENCING LOANS ..............................................................................  7
         3.1  Note...............................................................................................  7
         3.2  Recordation of Loan and Payments...................................................................  7

SECTION IV  INTEREST, FEES, ETC. ................................................................................  8
         4.1  Loan Interest Rate.................................................................................  8
         4.2  Default Interest Rate..............................................................................  8
         4.3  Interest Payment Dates.............................................................................  8
         4.4  Fees...............................................................................................  8
         4.5  Computation of Interest............................................................................  8

SECTION V  PAYMENTS AND PREPAYMENTS .............................................................................  9
         5.1  Voluntary Prepayments..............................................................................  9
         5.2  Mandatory Prepayments..............................................................................  9
         5.3  Making of Payments.................................................................................  9
         5.4  Due Date Extension.................................................................................  9
         5.5  Use of Proceeds.................................................................................... 10

SECTION VI  SECURITY............................................................................................. 10
         6.1  Collateral Documents............................................................................... 10
         6.2  Further Assurances................................................................................. 10

SECTION VII  REPRESENTATIONS AND WARRANTIES...................................................................... 10
         7.1  Representations and Warranties..................................................................... 10
                  7.1.1  Ownership, No Liens, etc................................................................ 11
                  7.1.2  No Default or Event of Default.......................................................... 11
                  7.1.3  Proceeds................................................................................ 11
                  7.1.4  Securities Laws......................................................................... 11
                  7.1.5  Margin Regulations...................................................................... 11
                  7.1.6  Incorporation by Reference.............................................................. 11
                  7.1.7  Other Agreements........................................................................ 12

SECTION VIII  CONDITIONS PRECEDENT............................................................................... 12

         8.1  Condition Precedent to Loan........................................................................ 12
         8.2  Additional Deliveries.............................................................................. 15

SECTION IX  COVENANTS AND OTHER AGREEMENTS....................................................................... 15
         9.1  Affirmative Covenants.............................................................................. 15
                           (c)      Books, Records and Inspections............................................... 16
                           (d)      Pension Plans and Welfare Plans.............................................. 16
         9.2  Negative Covenants................................................................................. 19

SECTION X  EVENTS OF DEFAULT..................................................................................... 21
         10.1  Events of Default................................................................................. 21
         10.2  Remedies.......................................................................................... 23

SECTION XI  MISCELLANEOUS........................................................................................ 23
         11.1  Amendments, Etc................................................................................... 23
         11.2  Notices, Etc...................................................................................... 23
         11.3  No Waiver; Remedies............................................................................... 23
         11.4  Successors and Assigns............................................................................ 24
         11.5  Costs, Expenses, and Taxes........................................................................ 24
         11.6  Right of Setoff................................................................................... 25
         11.7  Governing Law..................................................................................... 25
         11.8  Severability of Provisions........................................................................ 25
         11.9  Headings.......................................................................................... 25
         11.10  Submission to Jurisdiction; Waiver of Venue; Service of Process.................................. 25
         11.11  WAIVER OF JURY TRIAL............................................................................. 26

                             EXHIBITS AND SCHEDULES

EXHIBITS

EXHIBIT A         Form of Note
EXHIBIT B         Form of Surplus Note
EXHIBIT C         Form of Opinion of Latham & Watkins, counsel to the
                  Borrower and its Subsidiaries
EXHIBIT D         Form of Pledge Agreement
EXHIBIT E         Business Plan

SCHEDULES

SCHEDULE 7.1.6    Representations and Warranties
SCHEDULE 7.1.7    Other Agreements

                                CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT, dated as of December 16, 1997, is made by and between CENTRAL RESERVE LIFE CORPORATION, an Ohio corporation (the "Borrower"), and STRATEGIC ACQUISITION PARTNERS, LLC, a Nevada limited liability company (together with its successors and assigns, the "Lender"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Purchase Agreement (as hereinafter defined).

                                    RECITALS

                  WHEREAS, Borrower desires that Lender extend financing to Borrower pursuant to the terms of this Agreement;

                  WHEREAS, Lender is willing to extend financing to Borrower pursuant to the terms of this Agreement for the purposes specified herein; and

                  WHEREAS, Borrower and Lender have entered into that certain Stock Purchase Agreement, dated as of November 26, 1997 (the "Purchase Agreement"), whereby Lender will purchase 5,000,000 shares of common stock, without par value, of Borrower;

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, the parties hereto agree as follows:


                   SECTION I DEFINITIONS AND ACCOUNTING TERMS

                   SECTION 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Adjusted Capital" means, as to any Borrower Insurance Subsidiary, as of any date, the total amount shown on line 27, page 23, column 1 of the Annual Statement of such Borrower Insurance Subsidiary, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, owns, holds, controls, is controlled by or is under common control with such Person (including all beneficial control as a trustee, guardian or other fiduciary). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 5% or more of the securities having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, membership interests, by contract or otherwise.

                  "Agreement" means this Credit Agreement, as the same may hereafter be amended or modified from time to time in whole or in part.

                  "ANB" means American National Bank and Trust Company of Chicago, or any successor thereto.

                  "ANB Credit Agreement" means that certain Credit Agreement, dated as of December 16, 1997, by and between ANB and Lender, as the same may be amended or modified from time to time in whole or in part.

                  "ANB Prime Rate" means, for any day, the rate per annum announced from time to time by ANB as its "prime commercial rate" or equivalent rate of interest. The prime commercial rate is a rate set by ANB based upon various factors including ANB's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate announced by ANB shall take effect at the opening of business on the date specified in the public announcement of such change.

                  "Annual Statement" means, as to any Borrower Insurance Subsidiary, the annual financial statement of such Borrower Insurance Subsidiary as required to be filed with the applicable Department, together with all exhibits or schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns of the Annual Statement are based on the format promulgated by the NAIC for 1996 Life, Accident and Health Insurance Company Annual Statements. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that reported in the referenced item in the 1996 Annual Statement of such Borrower Insurance Subsidiary.

                  "Applicable Insurance Code" means, as to any Borrower Insurance Subsidiary, the insurance code of any state where such Borrower Insurance Subsidiary is domiciled or doing insurance business and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the

Applicable Insurance Code shall be construed to also refer to successor sections.

                  "Authorized Officer" means any one of the following officers of Borrower: chief executive officer or chief financial officer.

                  "Borrower" - see PREAMBLE.

                  "Borrower Subsidiary" means any Company Subsidiary as defined under the Purchase Agreement.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois or Cleveland, Ohio are authorized or required by law to close.

                  "Closing Date" means the date on which all conditions precedent set forth in SECTION VIII are satisfied or waived by Lender and the Loan is made under this Agreement.

                  "Collateral" mean all of the collateral security described or provided for in SECTION 6.1 together with all property and/or rights on or in which a Lien is now or hereafter granted by any Person to Lender (or to any agent, trustee or other party acting on behalf of Lender) to secure the Liabilities.

                  "Commitment" - see SECTION 2.1.

                  "Company Material Adverse Effect" has the meaning provided in the Purchase Agreement; provided that for purposes of this Agreement, Company Material Adverse Effect shall also include any change, event, action, condition or effect which individually or in the aggregate adversely affects the perfection or priority of any Lien granted under any of the Related Documents.

                  "CRL" means Central Reserve Life Insurance Company, an Ohio insurance company.

                  "Default" means any event which if it continues uncured would, with lapse of time or notice, or both, constitute an Event of Default.

                  "Department" means, with respect to any Borrower Insurance Subsidiary, the Governmental Authority of such Borrower Insurance Subsidiary's state of domicile with whom such Borrower Insurance Subsidiary is required to file its Annual Statement.

                  "Dollars" and the sign "$" means lawful money of the United States of America.

                  "Effective Date" means the date of this Agreement as set forth in the Preamble.

                  "Event of Default" means any of the events described in
SECTION 10.1.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Borrower Insurance Subsidiary" means any Borrower Subsidiary that is authorized or admitted to carry on or transact one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance.

                  "Interest Payment Date" means the last Business Day of each calendar month.

                  "Lender" - see PREAMBLE.

                  "Liabilities" means all obligations of Borrower to Lender howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise out of or in connection with this Agreement, the Note or any other Related Document.

                  "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), claim or other priority or preferential arrangement of any kind or nature whatsoever.

                  "Loan" - see SECTION 2.1.

                  "NAIC" means the National Association of Insurance Commissioners, or any successor organization.

                  "Note" - see SECTION 3.1.

                  "Official Bodies" means any governmental or political subdivision or any agency, authority, bureau, commission, department or instrumentality of either or any court or arbitrator.

                  "Permitted Encumbrance(s)" shall have the meaning provided in the Purchase Agreement and shall include the Liens listed on Schedule 4.10(c) of the Purchase Agreement.

                  "Person" means any individual, sole proprietorship, partnership, limited liability company, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Pledge Agreement" - see SECTION 6.1.

                  "Proxy Statement" shall have the meaning provided in the Purchase Agreement.

                  "Purchase Agreement" - see third recital.

                  "Reference Department" means the State of Ohio.

                  "Reinsurance Agreements" means any agreement, contract, treaty, certificate or other arrangement (including any Surplus Relief Reinsurance Agreement) by which any Borrower Insurance Subsidiary agrees to transfer or cede to another insurer all or part of the liability assumed or assets held by it under a policy or policies of insurance or under a reinsurance agreement assumed by it. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement (including any Surplus Relief Reinsurance Agreement) which is treated as such by the applicable Department or Reference Department.

                  "Related Documents" means the Note, the Pledge Agreement, and any and all other documents or instruments furnished or required to be furnished in connection with any of the foregoing, as the same may be amended or modified in accordance with this Agreement.

                  "Reportable Event" shall have the meaning assigned to such term in ERISA.

                  "Surplus Note" means the surplus note of CRL dated December 16, 1997 in the original principal amount of $14,000,000, substantially in the form attached hereto as EXHIBIT B.

                  "Surplus Relief Reinsurance Agreements" means any agreement whereby any insurance company assumes or cedes business under a reinsurance agreement that would be considered a "financing-type" reinsurance agreement as determined in accordance with the Statement of Financial Accounting Standards 113 or any successor thereto.

                  "Termination Date" means the earlier of (a) April 1, 1998 and
(b) the date of termination in whole of the Commitment or the Loan pursuant to
SECTION 5.1, 5.2 or 10.2; provided that (i) if the Closing of the transactions contemplated by the Purchase Agreement has not occurred prior to April 1, 1998,
(ii) the Purchase Agreement has not been terminated pursuant to Section 13(e) thereof, and (iii) an Event of Default does not exist under this Agreement, the Termination Date shall be extended to May 1, 1998 without any further action being required by the parties.

                  "U.C.C." means the Uniform Commercial Code or comparable statute or any successor statute thereto, as in effect from time to time in the relevant jurisdiction.

 .                 SECTION I.2  OTHER DEFINITIONAL PROVISIONS

                  (a) All terms defined in this Agreement shall have the above-defined meanings when used in any certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall clearly otherwise require.

                  (b) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (c) The words "amended or modified" when used in this Agreement shall mean with respect to this Agreement or any Related Document, this Agreement or Related Document as from time to time, in whole or in part, amended, modified, supplemented, restated, refinanced, refunded or renewed.

                  (d) In the computation of periods of time in this Agreement from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" each means "to but excluding."

                  (e) This Agreement and the Related Documents are the result of negotiations among and have been reviewed by counsel to Lender and Borrower, and are the products of all parties. Accordingly, to the extent permitted by applicable law, it is agreed that they shall not be construed against Lender merely because of Lender's involvement in their preparation.

                  SECTION 1.3 ACCOUNTING AND FINANCIAL DETERMINATIONS. For purposes of this Agreement, unless otherwise specified, all accounting terms used herein shall be interpreted, all accounting determinations and computations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP or SAP, as the case may be, applied in the preparation of the financial statements referred to in Section
4.5 of the Purchase Agreement.


                            SECTION II THE COMMITMENT

                  SECTION 2.1 COMMITMENT. Subject to the terms and conditions hereof, on the Closing Date, Lender agrees to make a loan (herein called the "Loan") to Borrower in an aggregate principal amount not to exceed $20,000,000 (or such reduced amount as may be fixed pursuant to SECTIONS 5.1 or 10.2). The Loan to Borrower shall be disbursed in accordance with SECTION 2.2 and once repaid may not thereafter be reborrowed. The foregoing commitment of Lender is herein called its "Commitment."

                  SECTION 2.2 BORROWING PROCEDURES. Any Authorized Officer of Borrower may request the Loan prior to the Termination Date in Dollars on any Business Day by giving Lender telephonic or facsimile notice (which notice shall be irrevocable once given and shall be promptly confirmed in writing if given telephonically) on the date of the proposed borrowing. Subject to satisfaction of the applicable conditions precedent set forth in SECTION 8 hereof, Lender shall make the proceeds of the Loan available to Borrower by causing an amount of same day funds equal to the principal amount of the Loan to be credited to the account of Borrower at a bank designated by Borrower.

                  SECTION 2.3 REPAYMENT OF LOAN. Subject to the provisions of SECTIONS 5.2 and 10.1, the Loans shall be payable (and Borrower agrees to pay such Loans) in full in immediately available funds on the Termination Date.


                        SECTION III NOTE EVIDENCING LOANS

                  SECTION 3.1 NOTE. The Loan of Lender shall be evidenced by a promissory note (herein called the "Note") substantially in the form set forth in EXHIBIT A, with appropriate insertions, payable to the order of Lender in a principal amount equal to $20,000,000.

                  SECTION 3.2 RECORDATION OF LOAN AND PAYMENTS. The date and amount of the Loan made by Lender and of each repayment of principal thereon received by Lender shall be recorded by Lender in its records, or at its option on a schedule attached to the Note. The aggregate unpaid principal amount so recorded shall be conclusive evidence of the principal amount owing and unpaid on the Note, in the absence of manifest error. The failure to so record or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of Borrower hereunder or under the Note to repay the principal amount of the Loan together with all interest accrued thereon.


                         SECTION IV INTEREST, FEES, ETC.

                  SECTION 4.1 LOAN INTEREST RATE. Prior to the occurrence of an Event of Default, with respect to the Loan, Borrower hereby promises to pay interest on the unpaid principal amount thereof for the period commencing on the date such Loan is made until such Loan is paid in full at a rate per annum equal to the ANB Prime Rate as in effect from time to time.

                  SECTION 4.2 DEFAULT INTEREST RATE. Upon the occurrence of an Event of Default, Borrower hereby promises to pay interest on the unpaid principal amount of the Loan for the period commencing on the date such Event of Default occurs until the Loan is paid in full (or such Event of Default is waived in writing by Lender) at a rate per annum equal to the sum of: (a) the interest rate effective on the day of such Default, changing as and when such interest rate changes but never to fall below the interest rate effective on the day of the Event of Default, PLUS (b) five percent (5%) per annum.

                  SECTION 4.3 INTEREST PAYMENT DATES. Accrued interest on the Loan shall be paid on each Interest Payment Date, commencing with the first of such dates to occur after the Closing Date. After maturity (whether by acceleration, required prepayment or otherwise), accrued interest on Loan shall be payable on demand.

                  SECTION 4.4 FEES. Borrower agrees to pay Lender the following nonrefundable fees at the times set forth below:

                  (a) On the Closing Date, a loan commitment fee equal to $50,000; and

                  (b) On the date CRL and Reassurance Company of Hannover enter into and fund the Reinsurance Agreement as contemplated by SECTION 8.1(P), a fee (in addition to the fee set forth in CLAUSE (A) above) in the amount of $150,000.

                  SECTION 4.5 COMPUTATION OF INTEREST. All interest on the Loan shall be computed for the actual number of days elapsed on the basis of a 360-day year.

                       SECTION V PAYMENTS AND PREPAYMENTS

                  SECTION 5.1 VOLUNTARY PREPAYMENTS. Borrower may from time to time prepay the Loan in whole or in part, PROVIDED THAT (a) each partial prepayment of the Loan shall be in a principal amount of $100,000 or an integral multiple thereof, and (b) any prepayment of the entire principal amount of the Loan shall include accrued interest to the date of prepayment.

                  SECTION 5.2 MANDATORY PREPAYMENTS. Borrower shall make mandatory repayments of the Loan as follows:

                  (a) If the Purchase Agreement shall be terminated by Borrower pursuant to Section 13.1(e) thereof (i.e., acceptance of a Superior Proposal as provided in the Purchase Agreement), Borrower shall, immediately on demand, repay the Loan (including interest accrued thereon) and any other Liabilities in full in immediately available funds; and

                  (b) Concurrently with the Closing under the Purchase Agreement, Borrower shall, immediately on demand, repay the Loan (including interest accrued thereon) and any other Liabilities in full in immediately available funds.

                  SECTION 5.3 MAKING OF PAYMENTS. Except as otherwise provided, all payments in respect of the Loan shall be made by Borrower to Lender in immediately available funds. All such payments shall be made to Lender at its account at:

                           ABA No.:  071-000-770
                           Account No.:5300048437
                           American National Bank and Trust Company of Chicago 33 North LaSalle Street
                           Chicago, IL  60690
                           Reference:  Strategic Acquisition Partners, LLC

or as otherwise directed by Lender, not later than 12:30 P.M., Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by Lender on the next following Business Day.

                  SECTION 5.4 DUE DATE EXTENSION. If any payment provided for hereunder falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day (except as provided in the last sentence of SECTION 4.3), and additional interest shall accrue and be payable for the period of such extension.

                  SECTION 5.5 USE OF PROCEEDS. The proceeds of the Loans shall be used by Borrower as follows: (a) $6,000,000 to refinance the indebtedness of Borrower owed to Huntington Bank, to establish an interest reserve for Borrower which shall be used solely to pay interest accrued on the Loan and to pay the fees and expenses of Borrower as set forth in this Agreement; and (b) $14,000,000 to be used to invest in the surplus of CRL, which investment shall be evidenced by the Surplus Note. Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation G or Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.


                               SECTION VI SECURITY

                  SECTION 6.1 COLLATERAL DOCUMENTS. On the Closing Date, Borrower will execute and deliver to Lender, a pledge agreement, substantially in the form of EXHIBIT C (herein, as the same may be amended or modified, called the "Pledge Agreement"), covering, among other things, all of the issued and outstanding capital stock of CRL and the Surplus Note.

                  SECTION 6.2 FURTHER ASSURANCES. Borrower agrees that upon request of Lender (a) Borrower shall promptly deliver or cause to be delivered to Lender, in due form for transfer, all chattel paper, instruments, securities and documents of title, if any, at any time representing all or any of the Collateral, and (b) Borrower shall forthwith execute and deliver or cause to be executed and delivered to Lender, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices deemed necessary by Lender), such further assignment agreements, security agreements, pledge agreements, instruments, consents, waivers, financing statements, stock or bond powers, searches, releases, and other documents, and do such other acts and things, all as Lender may from time to time reasonably request to establish and maintain to the satisfaction of Lender a valid perfected Lien on all Collateral (free of all other Liens other than Permitted Encumbrances) to secure payment of the Liabilities, in each case, subject to any applicable insurance laws of the State of Ohio.


                   SECTION VII REPRESENTATIONS AND WARRANTIES

                  SECTION 7.1 REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Agreement and make the Loan hereunder, Borrower represents and warrants to Lender as set forth in this SECTION 7.

                  SECTION 7.1.1 OWNERSHIP, NO LIENS, ETC. Borrower is the legal and beneficial owner of the Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interest created by this Agreement and Permitted Encumbrances. No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed by Borrower relating to this Agreement and Permitted Encumbrances.

                  SECTION 7.1.2 NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing with respect to Borrower and no violation or material breach of any provision has occurred and is continuing under the Purchase Agreement.

                  SECTION 7.1.3 PROCEEDS. The proceeds of the Loans will be used by Borrower as follows: (a) $6,000,000 to refinance the indebtedness of Borrower owed to Huntington Bank, to establish an interest reserve for Borrower which shall be used solely to pay interest accrued on the Loan and to pay the fees and expenses of Borrower as set forth in this Agreement; and (b) $14,000,000 to be used to invest in the surplus of CRL, which investment shall be evidenced by the Surplus Note.

                  SECTION 7.1.4 SECURITIES LAWS. Neither Borrower nor, to the best of Borrower's knowledge, any of its Affiliates, nor anyone acting on behalf of any such Person, has directly or indirectly offered any interest in the Loan or any other Liabilities for sale to, or solicited any offer to acquire any such interest from, or has sold any such interest to, any Person that would subject the making of the Loan or any other Liabilities to registration under the Securities Act.

                  SECTION 7.1.5 MARGIN REGULATIONS. Neither Borrower nor any Borrower Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G or Regulation U promulgated by the Federal Reserve Board).

                  SECTION 7.1.6 INCORPORATION BY REFERENCE. Except as set forth on SCHEDULE 7.1.6, Borrower agrees that the representations and warranties of Borrower set forth in Article IV of the Purchase Agreement shall be incorporated by reference in this Agreement in their entirety as if fully set forth herein with
                                      -11-
the same effect as if applied to this Agreement. All capitalized terms set forth in Article IV of the Purchase Agreement shall have the same meanings when used in this Purchase Agreement; PROVIDED that for purposes of this Agreement, to the extent set forth in the Purchase Agreement, (a) the term "Company" shall be deemed to refer to Borrower under this Agreement, (b) the term "Company Subsidiaries" shall be deemed to refer to Borrower Subsidiaries under this Agreement, (c) the term "Company Insurance Subsidiary" shall be deemed to refer to Borrower Insurance Subsidiary under this Agreement, (d) the term "Purchaser" shall be deemed to refer to Lender under this Agreement, (e) the term "Agreement" shall be deemed to refer to this Agreement, (f) the term "Closing Date" shall be deemed to refer to the Closing Date as defined in this Agreement. Such representations and warranties shall not be affected in any manner by the termination of the Purchase Agreement.

                  SECTION 7.1.7 OTHER AGREEMENTS. Except as set forth on
SCHEDULE 7.1.7, neither Borrower nor any Borrower Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a Company Material Adverse Effect, or adversely affect the ability of Borrower or any Borrower Subsidiary to carry out its respective obligations under this Agreement or any Related Document. Neither Borrower nor any Borrower Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business.


                        SECTION VIII CONDITIONS PRECEDENT

                  SECTION 8.1 CONDITION PRECEDENT TO LOAN. The obligation of Lender to make the Loan to Borrower is subject to the condition precedent that Lender shall have received on or before the day of such Loan each of the following, in form and substance satisfactory to Lender and its counsel:

                  (a)  NOTE.  The Note duly executed by Borrower;

                  (b) PLEDGE AGREEMENT. The Pledge Agreement duly executed by Borrower together with (i) all share certificates and the surplus note under such Pledge Agreement and (ii) appropriate stock powers for such shares executed in blank;

                  (c) FINANCING STATEMENTS. (i) financing statements (UCC-1) to be filed under the U.C.C. of all jurisdictions necessary or, in the opinion of Lender or its counsel, desirable to perfect the security interest created by the Pledge Agreement; and (ii) certified copies of Requests for Information (Form UCC-11) identifying all of the financing statements on file with respect to Borrower and each Borrower Subsidiary in all jurisdictions referred to under clause (i) herein, indicating that no party claims an interest in any of the Collateral;

                  (d) CERTIFICATE OF BORROWER. A certificate dated as of the Closing Date of the Secretary of Borrower certifying: (i) a copy of the articles of incorporation of Borrower and CRL as theretofore amended;
         (ii) a copy of the bylaws of Borrower and CRL, as theretofore amended;
         (iii) copies of all corporate action taken by Borrower and CRL, including resolutions of Borrower's and CRL's Board of Directors, and their respective shareholders (if required) authorizing the execution, delivery, and performance of this Agreement and the Related Documents and authorizing the borrowing by each of the Authorized Officers; and
         (iv) the names and true signatures of the officers of Borrower and CRL authorized to sign this Agreement and the Related Documents to which it is a party;

                  (e) CERTIFIED CHARTER AND GOOD STANDING. A certificate of the due formation, valid existence and good standing of Borrower and CRL in its state of incorporation, issued by the appropriate authorities of such jurisdictions;

                  (f) OPINIONS OF COUNSEL FOR BORROWER. Favorable opinions of Latham & Watkins and John Novatney, counsel for Borrower and the Borrower Subsidiaries, in substantially the form of EXHIBIT D and as to such other matters as Lender may reasonably request;

                  (g) PURCHASE AGREEMENT. The Purchase Agreement shall be in full force and effect;

                  (h) REPAYMENT AND TERMINATION OF HUNTINGTON BANK LOANS. Lender shall have received a pay-off letter in form and substance satisfactory to it from Huntington Bank confirming that all amounts outstanding with respect to its loans to Borrower have been or on the Closing Date will be paid in full and all commitments to make additional loans or financial accommodations to Borrower shall have been terminated, [and evidence satisfactory to Lender that all liens securing Borrower's obligations to Huntington Bank shall have been or on the Closing Date will be released;

                  (i) PAYMENT OF FEES AND EXPENSES. Executed direction letter of Borrower to Lender directing Lender to pay the fees and expenses provided for herein from the proceeds of the Loan;

                  (j) CONSENTS. Certified copies of each material consent, license and approval (including, without limitation, any insurance commission approvals) required in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the Related Documents; such consents, licenses and approvals shall be in full force and effect, shall be satisfactory in form and substance to Lender and shall be all of the material consents required to be obtained or made on or before the consummation of the financing contemplated by this Agreement;

                  (k) A certificate of an Authorized Officer of Borrower that
         (a) there are no material insurance regulatory proceedings pending or threatened against any Borrower Insurance Subsidiary and (b) as to the matters set forth in SECTION 8.2(A);

                  (l) REMOVAL AND APPOINTMENT OF DIRECTORS. Evidence satisfactory to Lender that Borrower shall have received the resignation of three (3) of its directors and duly elected three (3) persons nominated by Lender to serve on the board of directors of Borrower;

                  (m) SCHEDULES AND EXHIBITS. Schedules and Exhibits satisfactory to Lender;

                  (n) REINSURANCE AGREEMENT. Evidence satisfactory to Lender that CRL and Reassurance Company of Hannover shall have entered into a Reinsurance Agreement on terms satisfactory to Lender by which CRL will transfer or cede at least $10,000,000 of liability;

                  (o) NAUERT WARRANT. Borrower shall have executed and delivered to Peter Nauert and his designees shall have received a warrant, substantially in the form of Exhibit A to the Purchase Agreement, entitling Mr. Nauert and such designees to purchase (in the aggregate) 800,000 shares of Borrower's common stock at an exercise price of $6.00 per share;

                  (p) CONTRACT MODIFICATIONS. Evidence satisfactory to Lender that (i) the employee contract modifications set forth in the Integration Agreement shall have been completed and

         (ii) Borrower has complied with Section 9.2 of the Purchase Agreement;

                  (q) ANB FINANCING. Lender and ANB shall have entered into the ANB Credit Agreement and Lender shall be permitted to borrow at least $20,000,000 thereunder;

                  (r) Lender shall have received such other approvals, opinions, or documents as Lender may reasonably request.

                  SECTION 8.2 ADDITIONAL DELIVERIES. The obligation of Lender to make the Loan shall be subject to the further conditions precedent that on the date of such Loan:

                  (a) The following statements shall be true and correct and Lender shall have received a certificate signed by an Authorized Officer of Borrower dated the date of the Loan, stating that:

                           (i) The representations and warranties contained in
                  SECTION 7 of this Agreement and ARTICLE IV of the Purchase Agreement are true and correct on and as of the date of such Loan as though made on and as of such date; and

                           (ii) No Default or Event of Default has occurred and
                  is continuing, or would result from the borrowing of such Loan;

                  (b) Lender shall have received such other approvals, opinions, or documents as Lender may reasonably request.


                    SECTION IX COVENANTS AND OTHER AGREEMENTS
                               -------------------------------

                  SECTION 9.1 AFFIRMATIVE COVENANTS. Borrower agrees that, on and after the Closing Date until the termination or expiration of the Commitment and for so long thereafter as any of the Liabilities remain unpaid or outstanding, Borrower will, except as permitted by the Purchase Agreement:

                  (a) INSURANCE. Maintain with responsible insurance companies, insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.

                  (b) TAXES AND LIABILITIES.

                  (i) Pay, and cause each Borrower Subsidiary to pay, when due all of their respective Taxes and other material liabilities, except as contested in good faith and by appropriate proceedings with respect to which reserves have been established, and are being maintained, in accordance with GAAP; and

                  (ii) cause each Borrower Insurance Subsidiary to continue to qualify as life insurance companies under Section 816 of the Code;

 .                 (c) BOOKS, RECORDS AND INSPECTIONS

                  (i) Maintain, and cause each Borrower Subsidiary to maintain, books and records which are complete and correct in all material respects;

                  (ii) permit, and cause each of Borrower Subsidiary to permit, access at reasonable times by Lender to its books and records;

                  (iii) permit, and cause each Borrower Subsidiary to permit, Lender to inspect at reasonable times its properties and operations; and

                   (iv) permit, and cause each Borrower Subsidiary to permit, Lender to discuss its business, operations and financial condition with its directors, officers and accounts.

                   (d) PENSION PLANS AND WELFARE PLANS. Except as otherwise required by the Purchase Agreement, maintain, and cause each Borrower Subsidiary to maintain, each Pension Plan and Welfare Plan sponsored by it or any Borrower Subsidiary as to which it may have any liability, in compliance in all material respects with all applicable requirements of law.

                  (e) COMPLIANCE WITH LAWS. Comply, and cause each Borrower Subsidiary to comply in all material respects, with all federal, state and local laws, rules and regulations related to its businesses including, without limitation, the various Applicable Insurance Codes.

                  (f) MAINTENANCE OF PERMITS. Maintain, and cause each Borrower Subsidiary to maintain, all permits, licenses and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality including, without limitation, the insurance licenses, except where such failure to maintain could not reasonably be expected to have a Company Material Adverse Effect.

                  (g) ENVIRONMENTAL COMPLIANCE. Maintain, and cause each Borrower Subsidiary to maintain, (a) all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and use and operate all of its facilities and properties in compliance with all Environmental Laws, and (b) appropriate procedures for the handling of all hazardous materials in material compliance with all applicable Environmental Laws, and comply with such procedures at all times;

                  (h) INSURANCE HOLDING COMPANY FILINGS. Provide Lender with copies of all material Insurance Holding Company System Act filings with Governmental Authorities by Borrower or any Borrower Subsidiary not later than five (5) Business Days after such filings are made, including, without limitation, filings which seek approval of Governmental Authorities with respect to transactions between Borrower and its Affiliates to the extent permitted hereunder;

                  (i) INSURANCE LICENSES. Within five (5) Business Days of its receipt of notice, give Lender written notice of actual suspension, termination or revocation of any insurance license or restriction thereon (material to the Borrower Insurance Subsidiaries taken as a whole) of any of Borrower Insurance Subsidiaries by any Governmental Authority or of receipt of notice from any Governmental Authority notifying any Borrower Insurance Subsidiary of a hearing (which is not withdrawn within ten (10) days) relating to such a suspension, termination, revocation or restriction, including any request by a Governmental Authority which commits any Borrower Insurance Subsidiary to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of any such Borrower Insurance Subsidiary to conduct its business;

                  (j) INSURANCE PROCEEDINGS. Within three (3) Business Days of its receipt of such notice, give the Lender written notice of any pending or threatened investigation or regulatory proceeding by any Governmental Authority concerning the business, practices or operations of any Borrower Insurance Subsidiary, including any agent or managing general agent thereof which could have a Company Material Adverse Effect;

                  (k) CHANGES IN APPLICABLE INSURANCE CODE. Promptly, upon knowledge of Borrower, give Lender written notice of any actual or proposed material changes in any Applicable Insurance Code which could have a Company Material Adverse Effect;

                  (l)  REINSURANCE AGREEMENTS.

                  (i) Promptly give Lender written notice of any material change or modification to any Reinsurance Agreements or Surplus Relief Reinsurance Agreements whether entered into before or, if consented to by Lender, after the Closing Date including Reinsurance Agreements, if any, which are in a runoff mode on the Closing Date;

                  (ii) promptly give Lender written notice of any notice received by any Borrower Insurance Subsidiary of any material denial of coverage, litigation or arbitration arising out of any material Surplus Relief Reinsurance Agreement or any material Reinsurance Agreement to which any Borrower Insurance Subsidiary is a party; and

                  (iii) promptly give Lender such other financial, actuarial and other information with respect to Surplus Relief Reinsurance Agreements and Reinsurance Agreements as Borrower may reasonably request;

                  (m) ACTUARIAL IMPLEMENTATION. Within 30 days of the Closing Date, fully implement (i) the actuarial recommendations previously submitted to Borrower by Milliman & Robertson including, without limitation, rating actions and pricing adjustments on new products and
         (ii) a surcharge on business currently underwritten at a loss as previously recommended by Milliman & Robertson;

                  (n) TAX FILINGS; PAYMENT OF TAXES. At the time of filing thereof, copies of all tax returns hereafter filed with any Governmental Authority;

                  (o) REPORTS TO OTHER CREDITORS. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to Lender pursuant to any other clause of this SECTION 9;

                  (p) BUSINESS PLAN. Commence implementation of the business plan attached hereto as EXHIBIT E (the "Business Plan") in accordance with the timelines provided therein. Borrower shall provide Lender with such information regarding the progress of any of the foregoing upon its request;

                  (q) NOTICE OF LITIGATION. Promptly after the commencement thereof, notify Lender of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, to which Borrower or any Borrower Subsidiary is a party, which, if determined adversely to Borrower or such Borrower Subsidiary, could have a Company Material Adverse Effect;

                  (r) NOTICE OF DEFAULTS AND EVENTS OF DEFAULT. As soon as possible and in any event within five (5) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by Borrower with respect thereto;

                  (s) ISSUANCE OF ADDITIONAL WARRANTS AND APPROVAL. As promptly as practicable after the date of this Agreement, the Borrower shall prepare and file with Commission a proxy statement (which may be the Proxy Statement) relating to a meeting of the Company's stockholders to be held in connection with the issuance of additional warrants, substantially in the form of Exhibit A to the Purchase Agreement, to Peter Nauert and his designees entitling Mr. Nauert and such designees to purchase (in the aggregate) 200,000 shares of Borrower's common stock at an exercise price of $6.00 per share. Such proxy statement shall include the recommendation of the board of directors of the Borrower approving such issuance. In the event that the Borrower's shareholders do not approve the issuance of such warrant, as promptly as practicable after such shareholder vote, the Borrower agrees to solicit an appropriate waiver from the Nasdaq National Market System to permit the issuance of such warrants;

                  (t) GENERAL INFORMATION. Such other information respecting the condition or operations, financial or otherwise, of Borrower or any Borrower Subsidiary as Lender may from time to time reasonably request including, without limitation, policy loss rates, claims information (including inventories and other statistical information), new business placement rates and other operating statistics.

                  SECTION 9.2 NEGATIVE COVENANTS. Except as set forth in the last sentence hereof, Borrower agrees that, on and after the Effective Date until the termination or expiration of the Commitment and for so long thereafter as any of the Liabilities remain unpaid or outstanding, Borrower will:

                  (a) DEBT. Not, and not permit any Borrower Subsidiary to, incur or at any time be liable with respect to any indebtedness (contingent or otherwise);

                  (b) LIENS. Not, and not permit any Borrower Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for Permitted Encumbrances;

                  (c) TRANSACTIONS WITH AFFILIATES. Not, and not permit any Borrower Subsidiary to, enter into, or cause, suffer or permit to exist any arrangement, Reinsurance Agreement, Surplus Relief Reinsurance Agreement or contract with any of its Affiliates.

                  (d) BUSINESS ACTIVITIES. Not, and not permit any Borrower Subsidiary to, fundamentally change the type of business in which it is engaged as of the Closing Date;

                  (e) INVESTMENTS. Not, and not permit any Borrower Subsidiary to, make any investment (whether by means of share purchase, capital contribution, loan, time deposit or otherwise) in any Real Estate or real estate business or related Person, except for the Real Estate representing Borrower's home office located at 17800 Royalton Road, Strongsville, Ohio 44136, and no investments in any debt or equity securities which are rated below investment-grade by Standard and Poor's Rating Agency or Moody's Investors Service, Inc. or any successor thereto; and

                  (f) INCORPORATION BY REFERENCE. Comply with the covenants and other agreements set forth in Article VI and Article VII of the Purchase Agreement and the terms and provisions set forth therein shall be incorporated by reference in this Agreement in their entirety as if fully set forth herein with the same effect as if applied to this Agreement. All capitalized terms set forth in Article VI and Article VII of the Purchase Agreement shall have the same meanings when used in this Agreement; PROVIDED that for purposes of this Agreement, to the extent set forth in the Purchase Agreement, (a) the term "Company" shall be deemed to refer to Borrower under this Agreement, (b) the term "Company Subsidiaries" shall be deemed to refer to Borrower Subsidiaries under this Agreement, (c) the term "Company Insurance Subsidiary" shall be deemed to refer to Borrower Insurance Subsidiary under this Agreement, (d) the term "Purchaser" shall be deemed to refer to Lender under this Agreement, (e) the term "Agreement" shall be deemed to refer to this Agreement, and (f) the term

         "Closing Date" shall be deemed to refer to the Closing Date as defined in this Agreement.

         Notwithstanding the foregoing to the contrary, nothing contained in this SECTION 9.2 shall prohibit any act or omission of Borrower which would be allowed by the terms of the Purchase Agreement or required to implement the Business Plan.

                           SECTION X EVENTS OF DEFAULT
                           ---------------------------

                  SECTION 10.1 EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur:

                  (a) Borrower shall fail to pay the principal of, or interest on, the Note or any of the other Liabilities as and when due and payable;

                  (b) Any representation or warranty made or deemed made by Borrower or any Borrower Subsidiary in this Agreement or any Related Document or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with this Agreement or any Related Document shall prove to have been incorrect in any material respect on the date originally made;

                  (c) Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any indebtedness of Borrower or any Borrower Subsidiary in an amount in excess of $100,000; or default in the performance or observance of any obligation or condition with respect to any such indebtedness if the effect of such default is to accelerate or could result in the acceleration of the maturity of any such indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity.

                  (d) Borrower shall fail to perform or observe in any material respect any term, covenant or agreement contained in SECTIONS 9.2(A)-(E) of this Agreement;

                  (e) Borrower or any Borrower Subsidiary shall fail to perform or observe any other term, covenant, or agreement contained in this Agreement or any Related Document (other than the Note and those Sections referenced in the foregoing CLAUSE (C)) to which it is a party on its part to be performed or observed, which failure is not cured within ten (10) days after notice thereof by Lender to Borrower;

                  (f) Borrower or any Borrower Subsidiary (i) shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due; or (ii) shall make an assignment for the benefits of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of thirty (30) days or more; or (v) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (vi) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty (30) days or more;

                  (g) This Agreement or any Related Document, as the case may be, shall at any time after their execution and delivery for any reason cease: (i) to create a valid and perfected first priority security interest in and to the Collateral covered thereby or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower or any Borrower Subsidiary, or Borrower or any Borrower Subsidiary shall deny it has any further liability or obligation under or shall fail to perform any of its obligations under any of the foregoing in any material respect;

                  (h) One or more final judgments or decrees shall be entered against Borrower or any Borrower Subsidiary involving, individually or in the aggregate, a liability

                  (other than a liability of a Borrower Insurance Subsidiary in the ordinary course of business) of $100,000 or more, and all such judgments or decrees shall not have been vacated, satisfied, discharged or stayed or bonded pending appeal within ten (10) consecutive days from the entry thereof.

                  SECTION 10.2 REMEDIES. If any Event of Default described in
SECTION 10(F) shall occur and be continuing, the Commitment shall immediately terminate (if it has not theretofore terminated) and all Liabilities of Borrower shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and, in the case of any other Event of Default, Lender may declare the Commitment to be terminated (if it has not theretofore terminated) and all Liabilities with respect to Borrower to be due and payable, whereupon the Commitment shall immediately terminate (if it has not theretofore terminated) and all Liabilities with respect to Borrower shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. Lender shall promptly advise Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.


                            SECTION XI MISCELLANEOUS
                            ------------------------

                  SECTION 11.1 AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of this Agreement or any Related Document to which Borrower is a party, nor consent to any departure by Borrower from this Agreement or any Related Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 11.2 NOTICES, ETC. All notices and other communications provided for under this Agreement and under the other Related Documents to which Borrower is a party shall be in writing (including telegraphic or facsimile communication) and mailed or telecommunicated or delivered, if to Borrower or Lender at the addresses set forth in the Purchase Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this SECTION 11.2. All such notices and communications shall, when mailed or telecommunicated, be effective when deposited in the mails, transmitted by facsimile or delivered to the telegraph company, respectively, addressed as aforesaid, except that notices to Lender pursuant to the provisions of SECTION 2 shall not be effective until received by Lender.

                  SECTION 11.3 NO WAIVER; REMEDIES. No failure on the part of Lender to exercise, and no delay in exercising, any right, power, or remedy under this Agreement or any Related Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement or any Related Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the this Agreement and the Related Documents are cumulative and not exclusive of any remedies provided by law.

                  SECTION 11.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights under this Agreement or any Related Document to which Borrower is a party without the prior written consent of Lender.

                  SECTION 11.5 COSTS, EXPENSES, AND TAXES. Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration of any of this Agreement, the Related Documents and the ANB Credit Agreement and the documents and instruments executed and delivered in connection therewith, including, without limitation, the reasonable fees and expenses of counsel for Lender and ANB, and local counsel who may be retained by said counsel, with respect thereto and with respect to advising Lender and ANB as to its rights and responsibilities under this Agreement, any of the Related Documents, or the ANB Credit Agreement, as the case may be, and all costs and expenses, if any, in connection with the enforcement of this Agreement or any of the Related Documents. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of this Agreement, any of the Related Documents, the ANB Credit Agreement and the other documents to be delivered under this Agreement, any Related Document or the ANB Credit Agreement, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. Notwithstanding anything contained in the foregoing to the contrary, Borrower shall not be responsible or liable for the payment of (a) any cost or expenses of Borrower under the ANB Credit Agreement (but only as amended or modified with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed) resulting from any event of default of Lender thereunder unless such event of default results from or arises out of Borrower's Default under this Agreement or (b) the commitment fee payable by Lender to ANB under the ANB

Credit Agreement; provided that Borrower has paid all fees and expenses then due and payable under this Agreement (including, without limitation, under SECTION 4.4).

                  SECTION 11.6 RIGHT OF SETOFF. Upon the occurrence of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all amounts at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement, the Note or any other Related Document, irrespective of whether or not Lender shall have made any demand under this Agreement, the Note or such other Related Document and although such obligations may be unmatured. Lender agrees promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this SECTION 11.6 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

                  SECTION 11.7 GOVERNING LAW. This Agreement, the Note and the other Related Documents shall be governed by, and construed in accordance with, the laws of the State of Illinois (without giving effect to any conflict of law principles).

                  SECTION 11.8 SEVERABILITY OF PROVISIONS. Any provision of this Agreement or any Related Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Related Document or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 11.9 HEADINGS. Section headings in this Agreement and the Related Documents are included in this Agreement and such Related Documents for the convenience of reference only and shall not constitute a part of this Agreement or the applicable Related Documents for any other purpose.

                  SECTION 11.10 SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS. Borrower, on behalf of itself and each Borrower Subsidiary
(a) hereby irrevocably submits to the jurisdiction of any Illinois State or Federal court sitting in Chicago, Illinois over any action or proceeding arising out of or relating to this Agreement or the Related Documents, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court and (b) agrees not to institute any legal action or proceeding against Lender or the directors, officers, employees, agents or property of any thereof, arising out of or relating to this Agreement, in any court other than as hereinabove specified in this SECTION 11.10. Borrower, on behalf of itself and each Borrower Subsidiary, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding (whether brought by Borrower, any Borrower Subsidiary, Lender or otherwise) in any court hereinabove specified in this SECTION 11.10 as well as any right it may now or hereafter have, to remove any such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower on behalf of itself and each Borrower Subsidiary agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               SECTION 11.11 WAIVER OF JURY TRIAL. BORROWER AND LENDER
HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, ANY RELATED DOCUMENT OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                        CENTRAL RESERVE LIFE CORPORATION


                                        By: /s/ Frank W. Grimone
                                           --------------------------------
                                        Name:  Frank W. Grimone
                                             ------------------------------
                                        Title: CFO
                                              -----------------------------


                                        STRATEGIC ACQUISITION PARTNERS, LLC


                                        By: /s/ Val Rajic
                                           -------------------------------
                                        Name: Val Rajic
                                             -----------------------------
                                        Title: Manager
                                              ----------------------------



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